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                                                                    EXHIBIT 99.1


[LOGO OF DAL-TILE]

Instructions for Voting Your Proxy

Stockholders of record have three ways to vote their proxies:

o  through the Internet (using a browser);

o  by telephone (using a touch-tone telephone); and

o  by mail (traditional method);

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

INTERNET VOTING - Available only until 5:00 p.m. Eastern time, on _______, 2002.

o  Visit the Internet voting website at http://proxy.georgeson.com.
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o  Enter the COMPANY NUMBER and CONTROL NUMBER shown below, and follow the instructions on your screen

o  You will incur only your usual Internet charges.

TELEPHONE VOTING - Available only until 5:00 p.m. Eastern time, on _____, 2002.

o This method of voting is available for residents of the United States, Canada and Puerto Rico.

o On a touch-tone phone, call TOLL FREE _____________, 24 hours a day, 7 days a week.

o  You will be asked to enter ONLY the CONTROL NUMBER shown below.

o  Have your proxy card ready; then follow the prerecorded instructions.

o  Your vote will be confirmed and cast as you directed.

VOTING BY MAIL

o Simply mark, sign and date your proxy card and return it in the postage-paid envelope.

o If you are voting by the Internet or telephone, please do not mail your proxy card.

              ------------                          ------------
             COMPANY NUMBER                        CONTROL NUMBER

                 TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

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                                      PROXY
                           DAL-TILE INTERNATIONAL INC.
                                  DALLAS, TEXAS
                         SPECIAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of Dal-Tile International Inc., a Delaware corporation ("Dal-Tile"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the related joint proxy statement-prospectus and hereby appoints _________________ and _________________, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Dal-Tile common stock which the undersigned held of record on _____________, 2002, at the Special Meeting of Stockholders to be held on ____________, 2002 at _____ _.m. local time, at ______________________, and at any adjournments or postponement thereof. The affirmative vote of a majority of the shares represented at the meeting may authorize the adjournment or postponement of the meeting; provided, however, that no proxy which is voted against Proposal 1 will be voted in favor of any adjournments or postponements to solicit further proxies for such proposal.

       1. Approval and Adoption of the Agreement and Plan of Merger, dated as of November 19, 2001, by and among Mohawk, Maverick Merger Sub, Inc. and Dal-Tile International Inc., as it may be amended from time to time, and the transactions contemplated thereby. These transactions include either the merger of Dal-Tile with and into Maverick Merger Sub, Inc. or, in certain circumstances, the merger of, Maverick Merger Sub, Inc. with and into Dal-Tile.

       |_|  FOR                |_|  AGAINST                |_|  ABSTAIN

       2. In their discretion, the proxies are authorized to vote upon such other business as may properly be presented at the special meeting or any adjournments or postponements thereof, including, if submitted to a vote of the stockholders, a motion to adjourn or postpone the special meeting to another time and place for the purpose of soliciting additional proxies.

         This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned stockholder, but if no direction is made, this proxy will be voted in favor of approving and adopting the Agreement and Plan of Merger.

         Please sign exactly as name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


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                                                       Signature

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                                               Signature, if held jointly

                                            Dated: __________________, 2002

            IF YOU VOTE BY MAIL, PLEASE MARK, DATE, SIGN AND RETURN
             THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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